Exhibit 32.2

Certifications of Principal Financial Officer

pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Nicola Allais, Chief Financial Officer (Principal Financial Officer) of DoubleVerify Holdings, Inc. (the “Company”), hereby certify that, to the best of my knowledge:

1)

The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026 (the “Report”), to which this certification is attached as Exhibit 32.2, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	October 30, 2026	/s/ Nicola Allais
Nicola Allais
Chief Financial Officer
(Principal Financial Officer)